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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78809) pertaining to the Galey & Lord, Inc. 1999 Stock Option Plan of our report dated November 5, 2001 with respect to the consolidated financial statements and schedule of Galey & Lord, Inc. included in the Annual Report (Form 10-K) for the year ended September 29, 2001.

/s/ Ernst & Young LLP
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Greensboro, North Carolina
December 6, 2001